Exhibit 99.1

News Release
One M&T Plaza, Buffalo, NY 14203	January 16, 2025

M&T Bank Corporation (NYSE:MTB) announces fourth quarter 2024 results
M&T Bank Corporation ("M&T" or "the Company") reports quarterly net income of $681 million or $3.86 of diluted earnings per common share and full-year net income of $2.59 billion or $14.64 of diluted earnings per common share.

(Dollars in millions, except per share data)	4Q24	3Q24	4Q23	2024	2023
Earnings Highlights
Net interest income	$1,728	$1,726	$1,722	$6,852	$7,115
Taxable-equivalent adjustment	12	13	13	50	54
Net interest income - taxable-equivalent	1,740	1,739	1,735	6,902	7,169
Provision for credit losses	140	120	225	610	645
Noninterest income	657	606	578	2,427	2,528
Noninterest expense	1,363	1,303	1,450	5,359	5,379
Net income	681	721	482	2,588	2,741
Net income available to common shareholders - diluted	644	674	457	2,449	2,636
Diluted earnings per common share	3.86	4.02	2.74	14.64	15.79
Return on average assets - annualized	1.28%	1.37%	.92%	1.23%	1.33%
Return on average common shareholders' equity - annualized	9.75	10.26	7.41	9.54	11.06
Average Balance Sheet
Total assets	$211,853	$209,581	$208,752	$211,220	$205,397
Interest-bearing deposits at banks	23,602	25,491	30,153	27,244	26,202
Investment securities	33,679	31,023	27,490	30,755	27,932
Loans and leases	135,723	134,751	132,770	134,717	132,738
Deposits	164,639	161,505	164,713	163,423	162,094
Borrowings	14,228	15,428	13,057	15,523	13,054
Selected Ratios
(Amounts expressed as a percent, except per share data)
Net interest margin	3.58%	3.62%	3.61%	3.58%	3.83%
Efficiency ratio (1)	56.8	55.0	62.1	56.9	54.9
Net charge-offs to average total loans - annualized	.47	.35	.44	.41	.33
Allowance for credit losses to total loans	1.61	1.62	1.59	1.61	1.59
Nonaccrual loans to total loans	1.25	1.42	1.62	1.25	1.62
Common equity Tier 1 ("CET1") capital ratio (2)	11.67	11.54	10.98	11.67	10.98
Common shareholders' equity per share	$160.90	$159.38	$150.15	$160.90	$150.15

(1) A reconciliation of non-GAAP measures is included in the tables that accompany this release.
(2) December 31, 2024 CET1 capital ratio is estimated.

Financial Highlights

•M&T's capital position continues to strengthen as the CET1 capital ratio increased for the seventh consecutive quarter to an estimated 11.67% at December 31, 2024, representing a 13 basis-point increase from 11.54% at September 30, 2024. M&T repurchased shares of its common stock for a total cost of $200 million, including the share repurchase excise tax, in the fourth quarter of 2024.
•Net interest margin of 3.58% in the recent quarter narrowed from 3.62% in the third quarter of 2024 reflecting a lower contribution of interest-free funds, partially offset by a higher net interest spread.
•Average loan growth reflected higher average balances of commercial and industrial and consumer loans, partially offset by a reduction in the average balance of commercial real estate loans.
•Higher average deposits reflected growth in average savings and interest-checking deposits and noninterest-bearing deposits and declines in higher-cost time deposits. Lower average borrowings reflected a decline in average short-term borrowings from the Federal Home Loan Bank ("FHLB") of New York.
•An increase in other income in the fourth quarter of 2024 reflected a rise in commercial mortgage banking revenues, a distribution from an equity investment and higher net gains on bank investment securities. Higher other expense in that same period reflected a loss on the redemption of certain of M&T's trust preferred obligations and vacated facility write-downs, partially offset by a pension-related distribution benefit.
•The level of nonaccrual loans improved to 1.25% of loans outstanding at December 31, 2024 from 1.42% at September 30, 2024.

Chief Financial Officer Commentary
"I would like to close out 2024 by thanking our customers for their business and our fellow colleagues at M&T for making a difference in people's lives and the communities we serve. M&T enters 2025 with resolute focus on enhancing capabilities to better serve our customers by optimizing our business processes and building more scale and resiliency for continued growth."
- Daryl N. Bible, M&T's Chief Financial Officer

Contact:
Investor Relations: Brian Klock 716.842.5138
Media Relations: Frank Lentini 929.651.0447

Fourth Quarter 2024 Results

Non-GAAP Measures (1)

			Change 4Q24 vs.		Change 4Q24 vs.
(Dollars in millions, except per share data)	4Q24	3Q24	3Q24	4Q23	4Q23
Net operating income	$691	$731	-6%	$494	40%
Diluted net operating earnings per common share	3.92	4.08	-4	2.81	40
Annualized return on average tangible assets	1.35%	1.45%		.98%
Annualized return on average tangible common equity	14.66	15.47		11.70
Efficiency ratio	56.8	55.0		62.1
Tangible equity per common share	$109.36	$107.97	1	$98.54	11

(1)A reconciliation of non-GAAP measures is included in the tables that accompany this release.

M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.

For the year ended December 31, 2024, diluted net operating earnings per common share were $14.88, compared with $16.08 in 2023. Net operating income was $2.63 billion and $2.79 billion in 2024 and 2023, respectively. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in 2024 was 1.30% and 14.54%, respectively, compared with 1.42% and 17.60%, respectively, in 2023.

Taxable-equivalent Net Interest Income

			Change 4Q24 vs.		Change 4Q24 vs.
(Dollars in millions)	4Q24	3Q24	3Q24	4Q23	4Q23
Average earning assets	$193,106	$191,366	1%	$190,536	1%
Average interest-bearing liabilities	132,313	130,775	1	127,646	4
Net interest income - taxable-equivalent	1,740	1,739	—	1,735	—
Yield on average earning assets	5.60%	5.82%		5.73%
Cost of interest-bearing liabilities	2.94	3.22		3.17
Net interest spread	2.66	2.60		2.56
Net interest margin	3.58	3.62		3.61
Taxable-equivalent net interest income increased $1 million from the third quarter of 2024.
•Average interest-bearing deposits at banks decreased $1.9 billion and the yield received on those deposits declined 63 basis points.
•Average investment securities increased $2.7 billion and the rates earned on those securities increased 18 basis points.
•Average loans and leases increased $972 million while the yield received on those loans and leases decreased 21 basis points.

Fourth Quarter 2024 Results

•Average interest-bearing deposits increased $2.7 billion while the rates paid on such deposits declined 24 basis points.
•Average borrowings declined $1.2 billion and the rates paid on such borrowings declined 32 basis points.
Taxable-equivalent net interest income increased $5 million compared with the year-earlier fourth quarter.
•Average interest-bearing deposits at banks decreased $6.6 billion and the yield received on those deposits declined 68 basis points.
•Average investment securities and average loans and leases increased $6.2 billion and $3.0 billion, respectively.
•The yield earned on average investment securities increased 75 basis points while the yield received on average loans and leases decreased 16 basis points.
•Average interest-bearing deposits rose $3.5 billion while the rates paid on those deposits decreased 26 basis points.
•Average borrowings increased $1.2 billion while the rates paid on such borrowings declined 8 basis points.
Taxable-equivalent net interest income was $6.90 billion in 2024, a decrease of $267 million, or 4%, from $7.17 billion in 2023.
•Average earning assets increased $5.8 billion to $192.8 billion in 2024 from $187.0 billion in 2023, reflecting purchases of investment securities and loan growth.
•Yields earned on average investment securities and average loans and leases increased 55 and 24 basis points, respectively.
•Average interest-bearing liabilities increased $12.0 billion reflecting a rise in interest-bearing deposits of $9.5 billion and borrowings of $2.5 billion.
•Rates paid on average interest-bearing deposits and borrowings increased 57 and 37 basis points, respectively.

Average Earning Assets

			Change 4Q24 vs.		Change 4Q24 vs.
(Dollars in millions)	4Q24	3Q24	3Q24	4Q23	4Q23
Interest-bearing deposits at banks	$23,602	$25,491	-7%	$30,153	-22%
Trading account	102	101	1	123	-17
Investment securities	33,679	31,023	9	27,490	23
Loans and leases
Commercial and industrial	60,704	59,779	2	55,420	10
Real estate - commercial	27,896	29,075	-4	33,455	-17
Real estate - consumer	23,088	22,994	—	23,339	-1
Consumer	24,035	22,903	5	20,556	17
Total loans and leases	135,723	134,751	1	132,770	2
Total earning assets	$193,106	$191,366	1	$190,536	1

Fourth Quarter 2024 Results

Average earning assets increased $1.7 billion, or 1%, from the third quarter of 2024.
•Average interest-bearing deposits at banks decreased $1.9 billion reflecting purchases of investment securities, maturities of short-term FHLB advances and increases in average loans, partially offset by increases in average deposits.
•Average investment securities increased $2.7 billion primarily due to purchases of fixed rate agency mortgage-backed and U.S. Treasury securities during the third and fourth quarters of 2024.
•Average loans and leases increased $972 million primarily reflective of higher average consumer loans of $1.1 billion and average commercial and industrial loans and leases of $925 million, reflecting lending activities to financial and insurance industry customers and motor vehicle and recreational finance dealers, partially offset by a decrease in average commercial real estate loans of $1.2 billion.
Average earning assets increased $2.6 billion, or 1%, from the year-earlier fourth quarter.
•Average interest-bearing deposits at banks decreased $6.6 billion reflecting purchases of investment securities and loan growth, partially offset by higher average deposits and borrowings.
•Average investment securities increased $6.2 billion primarily reflecting purchases of fixed rate agency mortgage-backed and U.S. Treasury securities in 2024.
•Average loans and leases increased $3.0 billion predominantly due to higher average commercial and industrial loans and leases of $5.3 billion, reflecting growth spanning most industry types, and average consumer loans of $3.5 billion, reflecting higher average recreational finance and automobile loans, partially offset by a $5.6 billion decline in average commercial real estate loans.

Average Interest-bearing Liabilities

			Change 4Q24 vs.		Change 4Q24 vs.
(Dollars in millions)	4Q24	3Q24	3Q24	4Q23	4Q23
Interest-bearing deposits
Savings and interest-checking deposits	$102,127	$98,295	4%	$93,365	9%
Time deposits	15,958	17,052	-6	21,224	-25
Total interest-bearing deposits	118,085	115,347	2	114,589	3
Short-term borrowings	2,563	4,034	-36	5,156	-50
Long-term borrowings	11,665	11,394	2	7,901	48
Total interest-bearing liabilities	$132,313	$130,775	1	$127,646	4

Brokered savings and interest-checking deposits	$9,690	$8,831	10%	$6,706	44%
Brokered time deposits	1,740	2,114	-18	7,253	-76
Total brokered deposits	$11,430	$10,945	4	$13,959	-18
Average interest-bearing liabilities increased $1.5 billion, or 1%, from the third quarter of 2024.
•Average interest-bearing deposits rose $2.7 billion, reflecting an increase of $2.3 billion in average non-brokered deposits and $485 million in average brokered deposits.
•Average borrowings decreased $1.2 billion reflecting lower average short-term borrowings from the FHLB of New York in the recent quarter.

Fourth Quarter 2024 Results

Average interest-bearing liabilities increased $4.7 billion, or 4%, from the fourth quarter of 2023.
•Average interest-bearing deposits rose $3.5 billion reflecting a $6.0 billion increase in average non-brokered deposits, partially offset by a $2.5 billion decrease in average brokered deposits.
•Average borrowings increased $1.2 billion reflecting the issuances of senior notes and other long-term debt in 2024, partially offset by lower average short-term borrowings.

Provision for Credit Losses/Asset Quality

			Change 4Q24 vs.		Change 4Q24 vs.
(Dollars in millions)	4Q24	3Q24	3Q24	4Q23	4Q23
At end of quarter
Nonaccrual loans	$1,690	$1,926	-12%	$2,166	-22%
Real estate and other foreclosed assets	35	37	-6	39	-9
Total nonperforming assets	1,725	1,963	-12	2,205	-22
Accruing loans past due 90 days or more (1)	338	288	17	339	—
Nonaccrual loans as % of loans outstanding	1.25%	1.42%		1.62%

Allowance for credit losses	$2,184	$2,204	-1	$2,129	3
Allowance for credit losses as % of loans outstanding	1.61%	1.62%		1.59%

For the period
Provision for credit losses	$140	$120	17	$225	-38
Net charge-offs	160	120	34	148	8
Net charge-offs as % of average loans (annualized)	.47%	.35%		.44%

(1)Predominantly government-guaranteed residential real estate loans.

The provision for credit losses was $610 million in 2024 as compared with $645 million in 2023. That decrease reflects a decline in commercial real estate criticized loans, partially offset by growth in certain sectors of M&T's commercial and industrial and consumer loan portfolios. For 2024 and 2023, net charge-offs were $555 million and $441 million, respectively, representing .41% and .33%, respectively, of average loans outstanding. The increased level of net charge-offs in 2024 was predominantly comprised of higher commercial and industrial and consumer loan net charge-offs.
Nonaccrual loans were $1.7 billion at December 31, 2024, $236 million lower than at September 30, 2024 and $476 million lower than at December 31, 2023. The lower level of nonaccrual loans at the recent quarter end as compared with September 30, 2024 and December 31, 2023 was predominantly attributable to a decrease in commercial real estate nonaccrual loans.

Fourth Quarter 2024 Results

Noninterest Income

			Change 4Q24 vs.		Change 4Q24 vs.
(Dollars in millions)	4Q24	3Q24	3Q24	4Q23	4Q23
Mortgage banking revenues	$117	$109	8%	$112	4%
Service charges on deposit accounts	131	132	—	121	9
Trust income	175	170	3	159	11
Brokerage services income	30	32	-1	26	18
Trading account and other non-hedging derivative gains	10	13	-33	11	-20
Gain (loss) on bank investment securities	18	(2)	—	4	407
Other revenues from operations	176	152	15	145	20
Total	$657	$606	8	$578	14
Noninterest income in the fourth quarter of 2024 increased $51 million, or 8%, from 2024's third quarter.
•Mortgage banking revenues rose $8 million predominantly due to higher gains on sales of commercial mortgage loans.
•The gain on bank investment securities in the fourth quarter of 2024 reflects realized gains on the sales of Fannie Mae and Freddie Mac preferred securities.
•Other revenues from operations increased $24 million reflecting a $23 million distribution from M&T's investment in Bayview Lending Group LLC ("BLG") received in the recent quarter.
Noninterest income rose $79 million, or 14%, as compared with the year-earlier fourth quarter.
•Service charges on deposit accounts increased $10 million reflecting a rise in commercial service charges.
•Trust income increased $16 million predominantly due to higher sales and fees from the Company's global capital markets business and improved market performance in the wealth management business.
•The higher gain on bank investment securities in the fourth quarter of 2024 as compared with the fourth quarter of 2023 reflects realized gains on the sales of Fannie Mae and Freddie Mac preferred securities in the recent quarter.
•Other revenue from operations increased $31 million reflecting a $23 million distribution from M&T's investment in BLG.

Noninterest income declined $101 million, or 4%, to $2.43 billion in 2024 as compared with $2.53 billion in 2023, reflecting the sale of the Collective Investment Trust ("CIT") business in April 2023, partially offset by higher service charges on deposit accounts, non-CIT business related trust income, mortgage banking revenues, brokerage services income and distributions from M&T's investment in BLG.

Fourth Quarter 2024 Results

Noninterest Expense

			Change 4Q24 vs.		Change 4Q24 vs.
(Dollars in millions)	4Q24	3Q24	3Q24	4Q23	4Q23
Salaries and employee benefits	$790	$775	2%	$724	9%
Equipment and net occupancy	133	125	7	134	-1
Outside data processing and software	125	123	1	114	9
Professional and other services	80	88	-7	99	-18
FDIC assessments	24	25	-6	228	-90
Advertising and marketing	30	27	11	26	17
Amortization of core deposit and other intangible assets	13	12	—	15	-15
Other costs of operations	168	128	31	110	52
Total	$1,363	$1,303	5	$1,450	-6
Noninterest expense rose $60 million, or 5%, from the third quarter of 2024.
•Salaries and employee benefits expenses increased $15 million, inclusive of higher incentive compensation.
•Other costs of operations increased $40 million reflecting a $20 million loss on the redemption of certain of M&T's trust preferred obligations and a $27 million write-down of two vacated office facilities in the fourth quarter of 2024. Offsetting these charges was a $12 million benefit associated with the solicited election of certain participants in M&T's pension plan to accept a lump-sum distribution in the fourth quarter of 2024 in lieu of future retirement benefit payments. Other costs of operations in the third quarter of 2024 included costs incurred due to the Company's obligation under various agreements to share in losses stemming from certain litigation of Visa, Inc.
Noninterest expense decreased $87 million, or 6%, from the fourth quarter of 2023.
•Salaries and employee benefits expenses increased $66 million reflecting higher salaries expense from annual merit and other increases and a rise in incentive compensation, partially offset by lower average employee staffing levels.
•Outside data processing and software rose $11 million reflecting higher software maintenance and data processing expenses.
•Professional and other services decreased $19 million largely due to lower consulting expenses.
•The decline in FDIC assessments reflects a $197 million special assessment recorded in the fourth quarter of 2023.
•Other costs of operations increased $58 million reflecting, in the fourth quarter of 2024, the redemption of certain of M&T's trust preferred obligations and vacated facility write-downs, partially offset by a benefit related to voluntary lump-sum distributions to certain M&T pension plan participants.

For the year ended December 31, 2024, noninterest expense aggregated $5.36 billion, compared with $5.38 billion in 2023. The $20 million decrease in noninterest expenses reflected FDIC special assessments of $197 million in 2023 and $34 million in 2024, lower professional and other services expense, reflecting lower sub-advisory fees resulting from the sale of the CIT business in April 2023 and a decline in management consulting fees, partially offset by higher salaries and employee benefits expenses, reflecting annual merit and other increases and a rise in incentive compensation, and higher outside data processing and software costs.

Fourth Quarter 2024 Results

Income Taxes
The Company's effective income tax rate was 22.8% in the fourth quarter of 2024, compared with 20.7% and 22.9% in the third quarter of 2024 and fourth quarter of 2023, respectively. Income tax expense in the third quarter of 2024 reflects a discrete tax benefit related to certain tax credits claimed on a prior year tax return. The Company's effective tax rates were 21.8% and 24.3% in 2024 and 2023, respectively. Income tax expense in 2024 as compared with 2023 reflects a discrete tax benefit claimed on a prior year tax return and a net discrete tax benefit related to the resolution of an income tax matter inherited from the acquisition of People's United.

Capital

	4Q24		3Q24	4Q23
CET1	11.67%	(1)	11.54%	10.98%
Tier 1 capital	13.20	(1)	13.08	12.29
Total capital	14.72	(1)	14.65	13.99
Tangible capital – common	9.07		8.83	8.20

(1)December 31, 2024 capital ratios are estimated.

M&T's capital ratios remained well above the minimum set forth by regulatory requirements. Cash dividends declared on M&T's common and preferred stock totaled $226 million and $35 million, respectively, for the quarter ended December 31, 2024.
The CET1 capital ratio for M&T was estimated at 11.67% as of December 31, 2024. M&T's total risk-weighted assets at December 31, 2024 are estimated to be $156.7 billion.
M&T repurchased 957,988 shares of its common stock in accordance with its capital plan during the recent quarter at an average cost per share of $206.70 resulting in a total cost, including the share repurchase excise tax, of $200 million, compared with 1,190,054 shares at an average cost per share of $166.40 and a total cost, including the share repurchase excise tax, of $200 million in third quarter of 2024. No share repurchases occurred in the fourth quarter of 2023.

Conference Call
Investors will have an opportunity to listen to M&T's conference call to discuss fourth quarter financial results today at 8:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 347-7315. International participants, using any applicable international calling codes, may dial (785) 424-1755. Callers should reference M&T Bank Corporation or the conference ID #MTBQ424. The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Thursday January 23, 2025 by calling (800) 727-6189, or (402) 220-2671 for international participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T
M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services with a branch and ATM network spanning the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

Fourth Quarter 2024 Results

Forward-Looking Statements
This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.
Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control.
Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted.
While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events and developments in the financial services industry, including industry conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; domestic or international political developments and other geopolitical events, including international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors.
M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements.

Fourth Quarter 2024 Results

Financial Highlights

	Three months ended			Year ended
	December 31,			December 31,
(Dollars in millions, except per share, shares in thousands)	2024	2023	Change	2024	2023	Change
Performance
Net income	$681	$482	41%	$2,588	$2,741	-6%
Net income available to common shareholders	644	457	41	2,449	2,636	-7
Per common share:
Basic earnings	3.88	2.75	41	14.71	15.85	-7
Diluted earnings	3.86	2.74	41	14.64	15.79	-7
Cash dividends	1.35	1.30	4	5.35	5.20	3
Common shares outstanding:
Average - diluted (1)	166,969	166,731	—	167,319	167,002	—
Period end (2)	165,526	166,149	—	165,526	166,149	—
Return on (annualized):
Average total assets	1.28%	.92%		1.23%	1.33%
Average common shareholders' equity	9.75	7.41		9.54	11.06
Taxable-equivalent net interest income	$1,740	$1,735	—	$6,902	$7,169	-4
Yield on average earning assets	5.60%	5.73%		5.74%	5.50%
Cost of interest-bearing liabilities	2.94	3.17		3.17	2.60
Net interest spread	2.66	2.56		2.57	2.90
Contribution of interest-free funds	.92	1.05		1.01	.93
Net interest margin	3.58	3.61		3.58	3.83
Net charge-offs to average total net loans (annualized)	.47	.44		.41	.33
Net operating results (3)
Net operating income	$691	$494	40	$2,630	$2,789	-6
Diluted net operating earnings per common share	3.92	2.81	40	14.88	16.08	-7
Return on (annualized):
Average tangible assets	1.35%	.98%		1.30%	1.42%
Average tangible common equity	14.66	11.70		14.54	17.60
Efficiency ratio	56.8	62.1		56.9	54.9

	At December 31,
Loan quality	2024	2023	Change
Nonaccrual loans	$1,690	$2,166	-22%
Real estate and other foreclosed assets	35	39	-9
Total nonperforming assets	$1,725	$2,205	-22
Accruing loans past due 90 days or more (4)	$338	$339	—
Government guaranteed loans included in totals above:
Nonaccrual loans	$69	$53	31
Accruing loans past due 90 days or more	318	298	7
Nonaccrual loans to total loans	1.25%	1.62%
Allowance for credit losses to total loans	1.61	1.59
Additional information
Period end common stock price	$188.01	$137.08	37
Domestic banking offices	955	961	-1
Full time equivalent employees	22,101	21,980	1

(1) Includes common stock equivalents.
(2) Includes common stock issuable under deferred compensation plans.
(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4) Predominantly residential real estate loans.

Fourth Quarter 2024 Results

Financial Highlights, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions, except per share, shares in thousands)	2024	2024	2024	2024	2023
Performance
Net income	$681	$721	$655	$531	$482
Net income available to common shareholders	644	674	626	505	457
Per common share:
Basic earnings	3.88	4.04	3.75	3.04	2.75
Diluted earnings	3.86	4.02	3.73	3.02	2.74
Cash dividends	1.35	1.35	1.35	1.30	1.30
Common shares outstanding:
Average - diluted (1)	166,969	167,567	167,659	167,084	166,731
Period end (2)	165,526	166,157	167,225	166,724	166,149
Return on (annualized):
Average total assets	1.28%	1.37%	1.24%	1.01%	.92%
Average common shareholders' equity	9.75	10.26	9.95	8.14	7.41
Taxable-equivalent net interest income	$1,740	$1,739	$1,731	$1,692	$1,735
Yield on average earning assets	5.60%	5.82%	5.82%	5.74%	5.73%
Cost of interest-bearing liabilities	2.94	3.22	3.26	3.26	3.17
Net interest spread	2.66	2.60	2.56	2.48	2.56
Contribution of interest-free funds	.92	1.02	1.03	1.04	1.05
Net interest margin	3.58	3.62	3.59	3.52	3.61
Net charge-offs to average total net loans (annualized)	.47	.35	.41	.42	.44
Net operating results (3)
Net operating income	$691	$731	$665	$543	$494
Diluted net operating earnings per common share	3.92	4.08	3.79	3.09	2.81
Return on (annualized):
Average tangible assets	1.35%	1.45%	1.31%	1.08%	.98%
Average tangible common equity	14.66	15.47	15.27	12.67	11.70
Efficiency ratio	56.8	55.0	55.3	60.8	62.1

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan quality	2024	2024	2024	2024	2023
Nonaccrual loans	$1,690	$1,926	$2,024	$2,302	$2,166
Real estate and other foreclosed assets	35	37	33	38	39
Total nonperforming assets	$1,725	$1,963	$2,057	$2,340	$2,205
Accruing loans past due 90 days or more (4)	$338	$288	$233	$297	$339
Government guaranteed loans included in totals above:
Nonaccrual loans	$69	$69	$64	$62	$53
Accruing loans past due 90 days or more	318	269	215	244	298
Nonaccrual loans to total loans	1.25%	1.42%	1.50%	1.71%	1.62%
Allowance for credit losses to total loans	1.61	1.62	1.63	1.62	1.59
Additional information
Period end common stock price	$188.01	$178.12	$151.36	$145.44	$137.08
Domestic banking offices	955	957	957	958	961
Full time equivalent employees	22,101	21,986	22,110	21,927	21,980

(1) Includes common stock equivalents.
(2) Includes common stock issuable under deferred compensation plans.
(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4) Predominantly residential real estate loans.

Fourth Quarter 2024 Results

Condensed Consolidated Statement of Income

	Three months ended			Year ended
	December 31,			December 31,
(Dollars in millions)	2024	2023	Change	2024	2023	Change
Interest income	$2,707	$2,740	-1%	$11,026	$10,224	8%
Interest expense	979	1,018	-4	4,174	3,109	34
Net interest income	1,728	1,722	—	6,852	7,115	-4
Provision for credit losses	140	225	-38	610	645	-5
Net interest income after provision for credit losses	1,588	1,497	6	6,242	6,470	-4
Other income
Mortgage banking revenues	117	112	4	436	409	7
Service charges on deposit accounts	131	121	9	514	475	8
Trust income	175	159	11	675	680	-1
Brokerage services income	30	26	18	121	102	19
Trading account and other non-hedging derivative gains	10	11	-20	39	49	-21
Gain (loss) on bank investment securities	18	4	407	10	4	158
Other revenues from operations	176	145	20	632	809	-22
Total other income	657	578	14	2,427	2,528	-4
Other expense
Salaries and employee benefits	790	724	9	3,162	2,997	6
Equipment and net occupancy	133	134	-1	512	520	-2
Outside data processing and software	125	114	9	492	437	13
Professional and other services	80	99	-18	344	413	-17
FDIC assessments	24	228	-90	146	315	-54
Advertising and marketing	30	26	17	104	108	-3
Amortization of core deposit and other intangible assets	13	15	-15	53	62	-15
Other costs of operations	168	110	52	546	527	3
Total other expense	1,363	1,450	-6	5,359	5,379	—
Income before taxes	882	625	41	3,310	3,619	-9
Income taxes	201	143	41	722	878	-18
Net income	$681	$482	41%	$2,588	$2,741	-6%

Fourth Quarter 2024 Results

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions)	2024	2024	2024	2024	2023
Interest income	$2,707	$2,785	$2,789	$2,745	$2,740
Interest expense	979	1,059	1,071	1,065	1,018
Net interest income	1,728	1,726	1,718	1,680	1,722
Provision for credit losses	140	120	150	200	225
Net interest income after provision for credit losses	1,588	1,606	1,568	1,480	1,497
Other income
Mortgage banking revenues	117	109	106	104	112
Service charges on deposit accounts	131	132	127	124	121
Trust income	175	170	170	160	159
Brokerage services income	30	32	30	29	26
Trading account and other non-hedging derivative gains	10	13	7	9	11
Gain (loss) on bank investment securities	18	(2)	(8)	2	4
Other revenues from operations	176	152	152	152	145
Total other income	657	606	584	580	578
Other expense
Salaries and employee benefits	790	775	764	833	724
Equipment and net occupancy	133	125	125	129	134
Outside data processing and software	125	123	124	120	114
Professional and other services	80	88	91	85	99
FDIC assessments	24	25	37	60	228
Advertising and marketing	30	27	27	20	26
Amortization of core deposit and other intangible assets	13	12	13	15	15
Other costs of operations	168	128	116	134	110
Total other expense	1,363	1,303	1,297	1,396	1,450
Income before taxes	882	909	855	664	625
Income taxes	201	188	200	133	143
Net income	$681	$721	$655	$531	$482

Fourth Quarter 2024 Results

Condensed Consolidated Balance Sheet

	December 31,
(Dollars in millions)	2024	2023	Change
ASSETS
Cash and due from banks	$1,909	$1,731	10%
Interest-bearing deposits at banks	18,873	28,069	-33
Trading account	101	106	-4
Investment securities	34,051	26,897	27
Loans and leases:
Commercial and industrial	61,481	57,010	8
Real estate - commercial	26,764	33,003	-19
Real estate - consumer	23,166	23,264	—
Consumer	24,170	20,791	16
Total loans and leases	135,581	134,068	1
Less: allowance for credit losses	2,184	2,129	3
Net loans and leases	133,397	131,939	1
Goodwill	8,465	8,465	—
Core deposit and other intangible assets	94	147	-36
Other assets	11,215	10,910	3
Total assets	$208,105	$208,264	—%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$46,020	$49,294	-7%
Interest-bearing deposits	115,075	113,980	1
Total deposits	161,095	163,274	-1
Short-term borrowings	1,060	5,316	-80
Accrued interest and other liabilities	4,318	4,516	-4
Long-term borrowings	12,605	8,201	54
Total liabilities	179,078	181,307	-1
Shareholders' equity:
Preferred	2,394	2,011	19
Common	26,633	24,946	7
Total shareholders' equity	29,027	26,957	8
Total liabilities and shareholders' equity	$208,105	$208,264	—%

Fourth Quarter 2024 Results

Condensed Consolidated Balance Sheet, Five Quarter Trend

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions)	2024	2024	2024	2024	2023
ASSETS
Cash and due from banks	$1,909	$2,216	$1,778	$1,695	$1,731
Interest-bearing deposits at banks	18,873	24,417	24,792	32,144	28,069
Trading account	101	102	99	99	106
Investment securities	34,051	32,327	29,894	28,496	26,897
Loans and leases
Commercial and industrial	61,481	61,012	60,027	57,897	57,010
Real estate - commercial	26,764	28,683	29,532	32,416	33,003
Real estate - consumer	23,166	23,019	23,003	23,076	23,264
Consumer	24,170	23,206	22,440	21,584	20,791
Total loans and leases	135,581	135,920	135,002	134,973	134,068
Less: allowance for credit losses	2,184	2,204	2,204	2,191	2,129
Net loans and leases	133,397	133,716	132,798	132,782	131,939
Goodwill	8,465	8,465	8,465	8,465	8,465
Core deposit and other intangible assets	94	107	119	132	147
Other assets	11,215	10,435	10,910	11,324	10,910
Total assets	$208,105	$211,785	$208,855	$215,137	$208,264

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$46,020	$47,344	$47,729	$50,578	$49,294
Interest-bearing deposits	115,075	117,210	112,181	116,618	113,980
Total deposits	161,095	164,554	159,910	167,196	163,274
Short-term borrowings	1,060	2,605	4,764	4,795	5,316
Accrued interest and other liabilities	4,318	4,167	4,438	4,527	4,516
Long-term borrowings	12,605	11,583	11,319	11,450	8,201
Total liabilities	179,078	182,909	180,431	187,968	181,307
Shareholders' equity:
Preferred	2,394	2,394	2,744	2,011	2,011
Common	26,633	26,482	25,680	25,158	24,946
Total shareholders' equity	29,027	28,876	28,424	27,169	26,957
Total liabilities and shareholders' equity	$208,105	$211,785	$208,855	$215,137	$208,264

Fourth Quarter 2024 Results

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Year ended
	December 31,		September 30,		December 31,		December 31, 2024 from		December 31,				Change
(Dollars in millions)	2024		2024		2023		September 30,	December 31,	2024		2023		in
	Balance	Rate	Balance	Rate	Balance	Rate	2024	2023	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$23,602	4.80%	$25,491	5.43%	$30,153	5.48%	-7%	-22%	$27,244	5.33%	$26,202	5.19%	4%
Trading account	102	3.37	101	3.40	123	3.80	1	-17	102	3.42	133	3.20	-24
Investment securities	33,679	3.88	31,023	3.70	27,490	3.13	9	23	30,755	3.64	27,932	3.09	10
Loans and leases:
Commercial and industrial	60,704	6.56	59,779	7.01	55,420	7.01	2	10	58,871	6.90	54,271	6.71	8
Real estate - commercial	27,896	6.25	29,075	6.27	33,455	6.54	-4	-17	30,271	6.32	34,473	6.33	-12
Real estate - consumer	23,088	4.45	22,994	4.41	23,339	4.25	—	-1	23,056	4.36	23,614	4.11	-2
Consumer	24,035	6.65	22,903	6.72	20,556	6.42	5	17	22,519	6.63	20,380	6.03	10
Total loans and leases	135,723	6.17	134,751	6.38	132,770	6.33	1	2	134,717	6.31	132,738	6.07	1
Total earning assets	193,106	5.60	191,366	5.82	190,536	5.73	1	1	192,818	5.74	187,005	5.50	3
Goodwill	8,465		8,465		8,465		—	—	8,465		8,473		—
Core deposit and other intangible assets	100		113		154		-11	-35	120		177		-32
Other assets	10,182		9,637		9,597		6	6	9,817		9,742		1
Total assets	$211,853		$209,581		$208,752		1%	1%	$211,220		$205,397		3%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$102,127	2.44%	$98,295	2.65%	$93,365	2.58%	4%	9%	$97,824	2.57%	$89,489	1.95%	9%
Time deposits	15,958	3.95	17,052	4.19	21,224	4.30	-6	-25	18,339	4.26	17,131	3.92	7
Total interest-bearing deposits	118,085	2.64	115,347	2.88	114,589	2.90	2	3	116,163	2.84	106,620	2.27	9
Short-term borrowings	2,563	4.93	4,034	5.60	5,156	5.27	-36	-50	4,440	5.45	5,758	5.07	-23
Long-term borrowings	11,665	5.57	11,394	5.83	7,901	5.70	2	48	11,083	5.76	7,296	5.49	52
Total interest-bearing liabilities	132,313	2.94	130,775	3.22	127,646	3.17	1	4	131,686	3.17	119,674	2.60	10
Noninterest-bearing deposits	46,554		46,158		50,124		1	-7	47,260		55,474		-15
Other liabilities	4,279		3,923		4,482		9	-5	4,222		4,350		-3
Total liabilities	183,146		180,856		182,252		1	—	183,168		179,498		2
Shareholders' equity	28,707		28,725		26,500		—	8	28,052		25,899		8
Total liabilities and shareholders' equity	$211,853		$209,581		$208,752		1%	1%	$211,220		$205,397		3%
Net interest spread		2.66		2.60		2.56				2.57		2.90
Contribution of interest-free funds		.92		1.02		1.05				1.01		.93
Net interest margin		3.58%		3.62%		3.61%				3.58%		3.83%

Fourth Quarter 2024 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$681	$482	$2,588	$2,741
Amortization of core deposit and other intangible assets (1)	10	12	42	48
Net operating income	$691	$494	$2,630	$2,789
Earnings per common share
Diluted earnings per common share	$3.86	$2.74	$14.64	$15.79
Amortization of core deposit and other intangible assets (1)	.06	.07	.24	.29
Diluted net operating earnings per common share	$3.92	$2.81	$14.88	$16.08
Other expense
Other expense	$1,363	$1,450	$5,359	$5,379
Amortization of core deposit and other intangible assets	(13)	(15)	(53)	(62)
Noninterest operating expense	$1,350	$1,435	$5,306	$5,317
Efficiency ratio
Noninterest operating expense (numerator)	$1,350	$1,435	$5,306	$5,317
Taxable-equivalent net interest income	$1,740	$1,735	$6,902	$7,169
Other income	657	578	2,427	2,528
Less: Gain (loss) on bank investment securities	18	4	10	4
Denominator	$2,379	$2,309	$9,319	$9,693
Efficiency ratio	56.8%	62.1%	56.9%	54.9%
Balance sheet data
Average assets
Average assets	$211,853	$208,752	$211,220	$205,397
Goodwill	(8,465)	(8,465)	(8,465)	(8,473)
Core deposit and other intangible assets	(100)	(154)	(120)	(177)
Deferred taxes	29	39	33	44
Average tangible assets	$203,317	$200,172	$202,668	$196,791
Average common equity
Average total equity	$28,707	$26,500	$28,052	$25,899
Preferred stock	(2,394)	(2,011)	(2,344)	(2,011)
Average common equity	26,313	24,489	25,708	23,888
Goodwill	(8,465)	(8,465)	(8,465)	(8,473)
Core deposit and other intangible assets	(100)	(154)	(120)	(177)
Deferred taxes	29	39	33	44
Average tangible common equity	$17,777	$15,909	$17,156	$15,282
At end of quarter
Total assets
Total assets	$208,105	$208,264
Goodwill	(8,465)	(8,465)
Core deposit and other intangible assets	(94)	(147)
Deferred taxes	28	37
Total tangible assets	$199,574	$199,689
Total common equity
Total equity	$29,027	$26,957
Preferred stock	(2,394)	(2,011)
Common equity	26,633	24,946
Goodwill	(8,465)	(8,465)
Core deposit and other intangible assets	(94)	(147)
Deferred taxes	28	37
Total tangible common equity	$18,102	$16,371

(1) After any related tax effect.

Fourth Quarter 2024 Results

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
(Dollars in millions, except per share)
Income statement data
Net income
Net income	$681	$721	$655	$531	$482
Amortization of core deposit and other intangible assets (1)	10	10	10	12	12
Net operating income	$691	$731	$665	$543	$494
Earnings per common share
Diluted earnings per common share	$3.86	$4.02	$3.73	$3.02	$2.74
Amortization of core deposit and other intangible assets (1)	.06	.06	.06	.07	.07
Diluted net operating earnings per common share	$3.92	$4.08	$3.79	$3.09	$2.81
Other expense
Other expense	$1,363	$1,303	$1,297	$1,396	$1,450
Amortization of core deposit and other intangible assets	(13)	(12)	(13)	(15)	(15)
Noninterest operating expense	$1,350	$1,291	$1,284	$1,381	$1,435
Efficiency ratio
Noninterest operating expense (numerator)	$1,350	$1,291	$1,284	$1,381	$1,435
Taxable-equivalent net interest income	$1,740	$1,739	$1,731	$1,692	$1,735
Other income	657	606	584	580	578
Less: Gain (loss) on bank investment securities	18	(2)	(8)	2	4
Denominator	$2,379	$2,347	$2,323	$2,270	$2,309
Efficiency ratio	56.8%	55.0%	55.3%	60.8%	62.1%
Balance sheet data
Average assets
Average assets	$211,853	$209,581	$211,981	$211,478	$208,752
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(100)	(113)	(126)	(140)	(154)
Deferred taxes	29	28	30	33	39
Average tangible assets	$203,317	$201,031	$203,420	$202,906	$200,172
Average common equity
Average total equity	$28,707	$28,725	$27,745	$27,019	$26,500
Preferred stock	(2,394)	(2,565)	(2,405)	(2,011)	(2,011)
Average common equity	26,313	26,160	25,340	25,008	24,489
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(100)	(113)	(126)	(140)	(154)
Deferred taxes	29	28	30	33	39
Average tangible common equity	$17,777	$17,610	$16,779	$16,436	$15,909
At end of quarter
Total assets
Total assets	$208,105	$211,785	$208,855	$215,137	$208,264
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(94)	(107)	(119)	(132)	(147)
Deferred taxes	28	30	31	34	37
Total tangible assets	$199,574	$203,243	$200,302	$206,574	$199,689
Total common equity
Total equity	$29,027	$28,876	$28,424	$27,169	$26,957
Preferred stock	(2,394)	(2,394)	(2,744)	(2,011)	(2,011)
Common equity	26,633	26,482	25,680	25,158	24,946
Goodwill	(8,465)	(8,465)	(8,465)	(8,465)	(8,465)
Core deposit and other intangible assets	(94)	(107)	(119)	(132)	(147)
Deferred taxes	28	30	31	34	37
Total tangible common equity	$18,102	$17,940	$17,127	$16,595	$16,371

(1) After any related tax effect.